Exhibit 10.2

EXECUTION VERSION

Sunstone Hotel Partnership, LLC

Sunstone Hotel Investors, Inc.

Third Amendment
Dated as of July 2, 2021

to

Note and Guarantee Agreement
Dated as of December 20, 2016

Re:$120,000,000 4.69% Series A Guaranteed Senior Notes due January 10, 2026

$120,000,000 4.79% Series B Guaranteed Senior Notes due January 10, 2028

Third Amendment

This Third Amendment dated as of July 2, 2021 (this “Amendment”) is entered into by and among Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Issuer”), and Sunstone Hotel Investors, Inc., a Maryland corporation (the “Parent Guarantor” and, together with the Issuer, collectively the “Constituent Companies” and individually each a “Constituent Company”), and each of the institutional investors listed on the signature pages hereto (collectively, the “Noteholders”).

Recitals:

A.The Constituent Companies and the purchasers listed on the Purchaser Schedule thereto heretofore entered into that certain Note and Guarantee Agreement dated as of December 20, 2016 (as amended by the First Amendment dated as of July 15, 2020 and the Second Amendment dated as of December 21, 2020, the “Note Agreement”), pursuant to which the Issuer issued and sold $120,000,000 aggregate principal amount of its 4.69% Series A Guaranteed Senior Notes due January 10, 2026 (the “Series A Notes”) and $120,000,000 aggregate principal amount of its 4.79% Series B Guaranteed Senior Notes due January 10, 2028 (the “Series B Notes” and, together with the Series A Notes, collectively the “Notes”).

B.The Constituent Companies and the Noteholders now desire to further amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

C.Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

D.All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3 below, and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Constituent Companies and the Noteholders do hereby agree as follows:

SECTION 1.Amendment.

Section 10.10(b) of the Note Agreement shall be and is hereby amended and restated in its entirety to read as follows:

(b)Directly or indirectly make any Investment other than, so long as no Default or Event of Default then exists or would result therefrom and no portion of the cost of acquisition thereof consists of the proceeds of Indebtedness (other than (x) Nonrecourse Indebtedness arising from the assumption of a mortgage on a Property existing at the time of the acquisition thereof and not created in contemplation of such acquisition, (y) Revolving Loans (as defined in the Bank Credit Agreement) and (z) Swingline Loans (as defined in the Bank Credit Agreement)), (1) acquisitions of Eligible Properties that become Unencumbered Properties within 20 Business Days following the date of the acquisition thereof and (2) acquisitions of other Properties, Senior Mortgage Receivables, other Mortgage Receivables and Secured Mezz Receivables in an aggregate amount during the Covenant Relief Period not to exceed $250,000,000 (plus, with respect to acquisitions of Mortgage Receivables and Secured Mezz Receivables, an amount equal to the proceeds received by the Parent Guarantor from the issuance of common Equity Interests which are not required to be applied as set forth in Section 9.14).

SECTION 2.Representations and Warranties of the Constituent Companies.

To induce the Noteholders to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), each Constituent Company represents and warrants to the Noteholders that:

(a)this Amendment has been duly authorized by all necessary limited liability company or corporate action on the part of such Constituent Company and executed and delivered by such Constituent Company, and this Amendment and the Note Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations of such Constituent Company enforceable against such Constituent Company in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b)the execution and delivery of this Amendment by such Constituent Company and performance by such Constituent Company of this Amendment and the Note Agreement, as amended by this Amendment, will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Constituent Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which such Constituent Company is bound or by which such Constituent Company or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Constituent Company or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Constituent Company or any of its Subsidiaries;
(c)no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution and delivery by such Constituent Company of this Amendment or the performance by such Constituent Company of this Amendment or the Note Agreement, as amended by this Amendment;
(d)neither such Constituent Company nor any other Person has paid or agreed to pay, and neither such Constituent Company nor any Subsidiary will pay or agree to pay, any amendment fees or similar consideration to any Person, in connection with amending of the Bank Credit Agreement in a manner consistent with the amendments set forth herein; and
(e)as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.
SECTION 3.Conditions to Effectiveness of this Amendment.

Upon satisfaction of each and every one of the following conditions, this Amendment shall become effective as of the date first written above:

(a)executed counterparts of this Amendment, duly executed by the Company and the Required Holders, shall have been delivered to each Noteholder or its special counsel;
(b)the representations and warranties of the Company set forth in Section 2 shall be true and correct on and with respect to the date hereof and each Noteholder shall have received an Officer’s Certificate to such effect;
(c)the Bank Credit Agreement shall have been amended in a manner such that the terms of the Note Agreement, after giving effect to this Amendment, shall be no less favorable to the Noteholders than the terms of the Bank Credit Agreement, as so amended;
(d)the Company shall have paid the fees and expenses of Schiff Hardin LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment to the extent invoiced by noon (New York time) on the date hereof.

SECTION 4.Reaffirmation of Guaranty Agreement.

By their execution and delivery hereof, the undersigned Subsidiary Guarantors hereby acknowledge and agree to this Amendment, reaffirm the Subsidiary Guaranty Agreement given in favor of each Noteholder and their respective successors and assigns and acknowledge and agree that Excess Leverage Fees shall constitute additional obligations guaranteed under the Subsidiary Guaranty Agreement.

SECTION 5.Miscellaneous.
5.1.This Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.
5.2.Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.
5.3.The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
5.4.This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
5.5.The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

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Sunstone Hotel Partnership, LLC,

a Delaware limited liability company

By:	/s/ John V. Arabia
Name:	John V. Arabia
Title:	President and Chief Executive Officer

Sunstone Hotel Investors, Inc.,

a Maryland corporation

By:	/s/ John V. Arabia
Name:	John V. Arabia
Title:	President and Chief Executive Officer

Sunstone East Grand, LLC

Sunstone St. Charles, LLC

Sunstone Saint Clair, LLC

WB Sunstone -Portland, LLC

Sunstone Ocean, LLC

Sunstone K9, LLC

Sunstone Red Oak, LLC

Sunstone EC5, LLC

Sunstone Hawaii 3-0, LLC

Sunstone Holdco 4, LLC

Sunstone Holdco 5, LLC

Sunstone Holdco 6, LLC

Sunstone Holdco 8, LLC

Boston 1927 Owner, LLC

Sunstone Wharf, LLC

Sunstone Sea Harbor, LLC

Key West 2016, LLC

Sunstone Holdco 10, LLC

Sunstone Sea Harbor Holdco, LLC

SWW No. 1 LLC

Oaks & Olives, LLC

By:	/s/ John V. Arabia
Name:	John V. Arabia
Title:	President and Chief Executive Officer

Accepted and Agreed to:

USAA Life Insurance Company

USAA Casualty Insurance Company

United Services Automobile Association

By:	BlackRock Financial Management, Inc., its investment manager

By:	/s/ Marshall Merriman
Name:	Marshall Merriman
Title:	Managing Director

Americo Financial Life & Annuity Insurance Company

By:
Name:
Title:

Travelers Casualty and Surety Company

By:	/s/ Peter Puster
Name:	Peter Puster
Title:	Senior Vice President

The Standard Fire Insurance Company

By:	/s/ Peter Puster
Name:	Peter Puster
Title:	Senior Vice President

Life Insurance Company of the Southwest

By:	/s/ Paul Koenig
Name:	Paul Koenig
Title:	Head of Portfolio Management

National Life Insurance Company

By:	/s/ Paul Koenig
Name:	Paul Koenig
Title:	Head of Portfolio Management

National Life Insurance Company (CLOSED BLOCK)

By:	/s/ Paul Koenig
Name:	Paul Koenig
Title:	Head of Portfolio Management

Pacific Life Insurance Company

By:	/s/ Kevin Liang
Name:	Kevin Liang
Title:	Senior Director

American Republic Insurance Company

Blue Cross and Blue Shield of Florida, Inc. Catholic United Financial

Catholic Financial Life

The Cincinnati Life Insurance Company

Farm Bureau Life Insurance Company of Michigan

Gleaner Life Insurance Society

Great Western Insurance Company

Minnesota Life Insurance Company

UnitedHealthcare Insurance Company

Trinity Universal Insurance Company

Western Fraternal Life Association

By:Securian Asset Management, Inc.

By:	/s/ Robin J. Lenarz
Name:	Robin J. Lenarz
Title:	Vice President

Equitable Financial Life Insurance Company

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Investment Officer

AB US Diversified Credit BM Fund

By: AllianceBernstein L.P., Its Investment Advisor

By:
Name:
Title:

Thrivent Financial for Lutherans

By:	/s/ Martin Rosacker
Name:	Martin Rosacker
Title:	Managing Director

Bankers Life and Casualty Company

Washington National Insurance Company

By: 40|86 Advisors, Inc., acting as Investment Advisor

By:
Name:
Title: